UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2014, the Board of Directors of Gannett Co., Inc. (the “Company”) approved an amendment to the Company’s bylaws, effective on the same date, to include a new Article VII establishing the State of Delaware as the exclusive forum to litigate certain shareholder claims against the Company.

The new bylaw provision provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The description of the amendment to the Company’s bylaws contained herein is qualified in its entirety by, and should be read in conjunction with, the complete text of the Company’s bylaws, as amended, which are attached hereto as Exhibit 3.2 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit 3.2

Bylaws of Gannett Co., Inc., as amended through July 29, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: August 1, 2014

Index to Exhibits

Exhibit No.	Description

3.2	Bylaws of Gannett Co., Inc., as amended through July 29, 2014.